As filed with the Securities and Exchange Commission on August 29, 2008

Registration No. 333-138816

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OPTIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3684497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Precision Road

Horsham, PA 19044

(Address of principal executive offices) (Zip code)

Warrants to Purchase Series C Senior Convertible Preferred Stock
2000 Stock Incentive Plan
2006 Stock Option and Incentive Plan

(Full title of the plan)

Jerry S. Rawls
President and Chief Executive Officer
Optium Corporation
200 Precision Road
Horsham, PA 19044

(Name and address of agent for service)

(267) 803-3800
 (Telephone number, including area code, of agent for service.)

Copies to:

Dennis C. Sullivan Henry Lesser DLA Piper US LLP 2000 University Avenue East Palo Alto, CA 94303 (650) 833-2000	Stephen K. Workman Chief Financial Officer and Secretary Optium Corporation 200 Precision Road Horsham, PA 19044 (267) 803-3800	John J. Egan III Jack B. Steele Goodwin Procter LLP 53 State Street Boston, MA 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☒	Smaller reporting company ☐

DE-REGISTRATION OF UNSOLD SHARES AND WITHDRAWAL OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 to Optium’s Registration Statement on Form S-8, No. 333-138816, filed November 17, 2006 (the “Registration Statement”), is filed to withdraw from registration all securities of Optium Corporation (“Registrant”) covered by the Registration Statement identified on the cover page of this Amendment.

On August 29, 2008, the entire equity interest of the Registrant was acquired by Finisar Corporation (“Finisar”) through the merger of a wholly-owned subsidiary of Finisar with and into the Registrant (the “Merger”).  As a result of the Merger, every share of the Registrant’s Common Stock outstanding prior to the Merger was converted into the right to receive 6.262 shares of Finisar Common Stock. Accordingly, there are no longer any outstanding equity securities of the Registrant other than those owned by Finisar.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 29, 2008.

OPTIUM CORPORATION

By:	/s/ Jerry S. Rawls
Jerry S. Rawls President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerry S. Rawls	President, Chief Executive Officer, Director	August 29, 2008
(Principal Executive Officer)

/s/ Stephen K. Workman	Chief Financial Officer, Secretary, Director	August 29, 2008
(Principal Financial Officer)

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